                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 7, 1999, except as to the stock split described in Note 1 which is as of May 21, 1999 relating to the financial statements of Student Advantage, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
May 21, 1999